                           www.republicbancorp.com             Nasdaq: RBNC
--------------------------------------------------------------------------------

FOR FURTHER INFORMATION:

Thomas F. Menacher                Kristine D. Brenner
Exec.V.P., Treasurer & CFO        Director of Investor Relations
tmenacher@republicbancorp.com     kbrenner@republicbancorp.com
(517) 725-7337                    (517) 725-7004


                           REPUBLIC BANCORP REPORTS
                      FIRST QUARTER OPERATING EARNINGS OF
                        $.26 PER SHARE AND PLANNED SALE
                           OF MARKET STREET MORTGAGE

                           ------------------------

                       First Quarter highlights include:
                       ---------------------------------

                       . Record net operating income of $13.1 million up 16%
                       . Operating return on equity of 17.64%
                       . Strong annualized commercial loan growth of 26%
                       . Mortgage loan originations of $1.4 billion, up 60%
                       . Company plans to sell Market Street Mortgage and exit
                         mortgage servicing business


ANN ARBOR, Michigan--April 16, 2001--Republic Bancorp Inc., (Nasdaq: RBNC), today announced record net operating income for the first quarter ended March 31, 2001 of $13,149,000, an increase of 16% over the $11,292,000 earned in the first quarter of 2000. Diluted net operating earnings per share were $.26, up 17% from $.22 earned in 2000. Net operating income generated annualized returns of 1.13% on average assets and 17.64% on average equity. These compare to annualized returns of 1.05% on average assets and 16.75% on average equity for the first quarter of 2000.

The Company also announced that it has executed a definitive agreement for the sale of Market Street Mortgage for $20 million in cash and stock to NetBank, Inc. Market Street Mortgage, headquartered in Clearwater, Florida, is a retail mortgage lender with 42 offices in 11 states. The sale is expected to close later in the second quarter, subject to regulatory approvals. Based upon the current stock price of NetBank, the Company expects to record a gain of approximately $12-$14 million, which is net of transaction costs and closing adjustments. In conjunction with the sale of Market Street Mortgage, the Company is separately selling its $1.8 billion mortgage servicing portfolio and exiting the servicing business.

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                                                                          ------

"The sale of Market Street Mortgage provides us with the opportunity to further expand our core Midwest commercial, retail and mortgage businesses and exit the mortgage business outside of our bank footprint. We are very committed to the mortgage banking business in the Midwest, where Republic Bank has a strong retail market presence that provides us with tremendous cross-selling opportunities for home equity loans and deposit products," commented Dana M. Cluckey, President and Chief Executive Officer.

Commenting on the first quarter results, Mr. Cluckey added, "The Company had strong operating results for the quarter. The declining interest rate environment has energized the Company's sales production. All three of our business lines had excellent results with continued commercial loan and deposit growth and near-record mortgage loan closings."

The Company originated $1.4 billion in single-family mortgages, up 60% over the first quarter of 2000. Mortgage loan applications in process were the highest in over 21 months at $1.5 billion. Commercial lending activity has also remained strong, as the commercial loan portfolio grew $73 million, or 6%, during the quarter. Deposits increased by $102 million with significant increases in non-interest bearing deposits, savings and money market accounts.

Net operating earnings exclude $12.4 million of after-tax charges related to the exit of its residential mortgage servicing business. The sale and related wind down of the loan servicing operation is expected to take place during the next three to six months. Including these charges, the Company reported net income of $799,000 for the quarter or $.02 per share.

The Company's asset quality remains very sound. Net charge-offs to total average loans were only 16 basis points for the quarter and remain well below the Company's peer group.

The Board of Directors approved a Stock Repurchase Program in November 1999 authorizing the repurchase of up to 1,100,000 shares of the Company's outstanding common shares. To date, the Company has repurchased 1,028,000 shares under the program with 112,500 shares purchased during the first quarter of 2001. In February 2001, the Board of Directors authorized an additional 1,000,000 shares for repurchase, which will commence at the conclusion of the 1999 Stock Repurchase Program.

Also, during the first quarter management of the Company purchased over $700,000 of Republic's common stock through the Voluntary Management Stock Accumulation Program. Since the Program's inception, senior management has purchased approximately $5 million of the Company's stock.

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                                                                          ------

About the Company
-----------------
Republic Bancorp Inc., with $4.7 billion in assets, is the third largest bank holding company headquartered in Michigan and 88th largest bank holding company in the country. Its subsidiary, Republic Bank, serves customers in Michigan, Ohio and Indiana with 103 retail, commercial and mortgage banking offices and 130 ATM's. Republic Bank and its subsidiary Market Street Mortgage Corporation also offer mortgage products through 44 additional offices in 12 states. The Company is the #1 Small Business Administration bank lender based in Michigan for the 7th consecutive year, the 22nd largest retail mortgage lender in the country and ranked 27th on FORTUNE's "100 Best Places to Work in America". Information about Republic Bancorp Inc.'s financial results and its products and services can be accessed at www.republicbancorp.com.

The Company provides electronic banking, bill paying and cash management services to retail and commercial customers through ExpressNet, an Internet banking system. ExpressNet and on-line mortgage applications are available at www.republicbancorp.com.

Cash Dividend
-------------
The Company currently pays an annual cash dividend of $.34 per common share, which represents a yield of approximately 3.0% based on the Company's current stock price.

Safe Harbor Statement
---------------------
As with any statements other than those reflecting historical facts, forward-looking statements contained in this announcement involve risk, and, as such, future financial performance may differ from current expectations due to a variety of marketplace factors. These factors include, without limitation, those disclosed in Republic Bancorp's 2000 Form 10-K filing with the Securities and Exchange Commission.

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                                                                          Page 4

                    REPUBLIC BANCORP INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                            (Dollars in thousands)


                                                         March 31,    Dec. 31,     Sept. 30,    March 31,
                                                           2001         2000         2000         2000
                                                        ----------   ----------   ----------   ----------
                                                        (Unaudited)               (Unaudited)  (Unaudited)
ASSETS
Cash and cash equivalents.............................  $  119,289   $   82,377   $   65,512   $   71,687
Mortgage loans held for sale..........................     577,212      385,207      400,746      430,497
Securities available for sale.........................     208,914      211,860      188,051      205,491
Loans.................................................   3,631,631    3,771,676    3,738,361    3,535,549
 Less allowance for loan losses.......................     (28,794)     (28,450)     (28,379)     (27,951)
                                                        ----------   ----------   ----------   ----------
Net loans.............................................   3,602,837    3,743,226    3,709,982    3,507,598
                                                        ----------   ----------   ----------   ----------
Premises and equipment................................      35,021       36,094       35,208       39,085
Mortgage servicing rights.............................      33,457       51,796       60,546       60,450
Other assets..........................................      92,892      100,081       91,745       93,103
                                                        ----------   ----------   ----------   ----------
   Total assets.......................................  $4,669,622   $4,610,641   $4,551,790   $4,407,911
                                                        ==========   ==========   ==========   ==========

LIABILITIES
Noninterest-bearing deposits..........................  $  302,572   $  267,509   $  251,119   $  208,565
Interest-bearing deposits:
 NOW accounts.........................................     142,066      150,476      100,229      119,033
 Savings and money market accounts....................     671,132      590,056      637,349      698,273
 Certificates of deposit..............................   1,714,711    1,720,485    1,659,815    1,557,516
                                                        ----------   ----------   ----------   ----------
  Total interest-bearing deposits.....................   2,527,909    2,461,017    2,397,393    2,374,822
                                                        ----------   ----------   ----------   ----------
  Total deposits......................................   2,830,481    2,728,526    2,648,512    2,583,387
                                                        ----------   ----------   ----------   ----------
Federal funds purchased and other
 short-term borrowings................................       3,416        1,729        2,153       64,103
FHLB advances.........................................   1,338,762    1,383,513    1,402,114    1,282,154
Accrued expenses and other liabilities................     137,909      125,790      135,327      129,898
Long-term debt........................................      38,500       47,500       47,500       47,500
                                                        ----------   ----------   ----------   ----------
   Total liabilities..................................   4,349,068    4,287,058    4,235,606    4,107,042

Preferred stock of subsidiary.........................      28,719       28,719       28,719       28,719

SHAREHOLDERS' EQUITY
Preferred stock, $25 stated value: $2.25 cumulative
 and convertible; 5,000,000 shares authorized,
 none issued and outstanding.......-..................           -            -            -            -
Common stock, $5 par value, 75,000,000 shares
 authorized; 49,542,000, 49,424,000, 49,498,000 and
 49,649,000 issued and outstanding, respectively......     247,711      247,119      224,990      225,675
Capital surplus.......................................      44,671       44,961       37,767       38,340
Retained earnings.....................................        (424)       2,994       26,645       10,856
Accumulated other comprehensive loss..................        (123)        (210)      (1,937)      (2,721)
                                                        ----------   ----------   ----------   ----------
   Total shareholders' equity.........................     291,835      294,864      287,465      272,150
                                                        ----------   ----------   ----------   ----------

   Total liabilities and shareholders' equity.........  $4,669,622   $4,610,641   $4,551,790   $4,407,911
                                                        ==========   ==========   ==========   ==========

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

                    REPUBLIC BANCORP INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                 (Dollars in thousands, except per share data)


                                                      Three Months Ended
                                                           March 31,
                                                          2001      2000
                                                      --------   -------

Interest Income
Loans, including fees................................  $84,923   $76,480
Investment securities................................    3,542     3,758
                                                       -------   -------
   Total interest income.............................   88,465    80,238
                                                       -------   -------

Interest Expense
Deposits.............................................   33,014    27,819
Short-term borrowings................................      524     1,095
FHLB advances........................................   20,247    17,754
Long-term debt.......................................      727       859
                                                       -------   -------
   Total interest expense............................   54,512    47,527
                                                       -------   -------
Net interest income..................................   33,953    32,711
Provision for loan losses............................    2,000     1,600
                                                       -------   -------
Net interest income after provision for loan losses..   31,953    31,111
                                                       -------   -------

Non-interest Income
Service charges......................................    1,651     1,779
Mortgage loan production revenue.....................   16,650    14,722
Net mortgage servicing revenue (loss)................     (199)    3,977
Gain on sale of securities...........................      367       107
Other non-interest income............................      852       913
                                                       -------   -------
   Total non-interest income.........................   19,321    21,498
                                                       -------   -------

Non-interest Expense
Salaries and employee benefits.......................   16,669    19,822
Occupancy expense of premises........................    3,400     3,535
Equipment expense....................................    2,375     2,253
Other non-interest expense...........................    7,961     9,183
Restructuring costs to exit mortgage servicing
   business..........................................   19,000         -
                                                       -------   -------
    Total non-interest expense.......................   49,405    34,793
                                                       -------   -------
Income before income taxes...........................    1,869    17,816
Provision for income taxes...........................      389     5,843
                                                       -------   -------
Income before preferred stock dividends..............    1,480    11,973
Dividends on preferred stock.........................      681       681
                                                       -------   -------
Net income...........................................  $   799   $11,292
                                                       =======   =======
Basic earnings per share.............................     $.02      $.22
                                                       =======   =======
Diluted earnings per share...........................     $.02      $.22
                                                       =======   =======

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                                                                          Page 6


                             REPUBLIC BANCORP INC.
                      SUMMARY OF SELECTED FINANCIAL DATA
                 (Dollars in thousands, except operating data)



                                                    Three Months Ended
                                                         March 31,
                                                     2001         2000
                                                    ------       ------
Average Balances:
Total assets...................................  $4,653,135   $4,297,382
Mortgage loans held for sale...................     495,815      429,520
Securities available for sale..................     198,604      210,773
Portfolio loans................................   3,737,634    3,430,504
Total earning assets...........................   4,435,637    4,073,540
Interest-bearing deposits......................   2,553,956    2,403,042
Short-term borrowings..........................      36,983       74,971
Total FHLB advances............................   1,407,204    1,213,665
Long-term debt.................................      40,000       47,500
Total interest bearing liabilities.............   4,038,143    3,739,178
Shareholders' equity...........................     298,124      269,710

Operating Data (in millions):
Residential mortgage loan closings:
  Fixed rate...................................  $    1,265   $      563
  Adjustable rate..............................          96          288
                                                 ----------   ----------
   Total residential mortgage loan closings....  $    1,361   $      851
                                                 ==========   ==========

  Conventional loans...........................  $      894   $      492
  Government loans.............................         354          269
  Jumbo and other loans........................         113           90
                                                 ----------   ----------
   Total residential mortgage loan closings....  $    1,361   $      851
                                                 ==========   ==========


Mortgage loan servicing portfolio..............  $    2,061   $    2,755


Performance Ratios:
Return on average assets(1)....................       1.13% (2)    1.05%
Return on average equity(1)....................      17.64% (2)   16.75%
Yield on earning assets........................       8.07%        7.89%
Cost of funds..................................       5.45%        5.10%
Net interest margin............................       3.12%        3.21%
Efficiency ratios:
   Republic Bancorp Inc........................      57.47%       64.31%
   Republic Bank (excluding mortgage banking)..      42.82%       48.90%

Per Common Share Data:
Average common shares outstanding - diluted....      50,117       50,136
Cash dividends declared........................     $  .085      $  .077
Book value.....................................     $  5.89      $  5.48
Tangible book value............................     $  5.66      $  5.22

(1)  Annualized
(2)  Before restructuring costs to exit mortgage servicing business.

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                             REPUBLIC BANCORP INC.
                      SUMMARY OF SELECTED FINANCIAL DATA
                            (Dollars in thousands)



                                                     Mar. 31,   Dec. 31,   Sept. 30,   Mar. 31,
                                                       2001       2000        2000       2000
                                                     ------     ------      ------     ------

Asset Quality Ratios:
  Non-performing assets to loans and
     other real estate owned (1).................       .68%       .62%        .63%       .54%
  Non-performing assets to total assets..........       .61%       .56%        .57%       .49%
  Allowance for loan losses
     to non-performing loans.....................    114.38%    134.87%     125.77%    160.11%
  Allowance for loan losses to loans (2).........       .79%       .75%        .76%       .79%
  Allowance for loan losses to loans (excluding
     residential real estate mortgages) (2)......      1.59%      1.57%       1.61%      1.65%
  Net charge-offs to average loans: (1,3)
     Commercial loans............................       .29%       .18%        .31%       .02%
     Residential real estate mortgage loans......       .02%       .01%        .01%       .01%
     Direct installment loans....................       .24%       .21%        .03%       .05%
     Indirect installment loans..................       .79%      1.41%        .87%       .75%
                                                     ------     ------      ------     ------
     Total loans.................................       .16%       .16%        .15%       .08%
                                                     ======     ======      ======     ======
  Earnings coverage of net charge-offs (3,4).....    13.18x     11.28x      11.65x     23.97x


Capital Ratios:
  Shareholders' equity to assets.................      6.25%      6.40%       6.32%      6.17%
  Tier 1 risk-based capital......................      9.63%      9.50%       9.49%      9.41%
  Total risk-based capital.......................     10.54%     10.38%      10.39%     10.32%
  Tier 1 leverage................................      6.60%      6.82%       6.56%      6.70%



(1)  Includes mortgage loans held for sale.
(2)  Excludes mortgage loans held for sale.
(3)  Quarter-to-date, annualized.
(4) Operating earnings before taxes plus the provision for loan losses divided by net charge-offs.

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                             REPUBLIC BANCORP INC.
                      SUMMARY OF SELECTED FINANCIAL DATA
                            (Dollars in thousands)


                                          Mar. 31,     Dec. 31,     Sept. 30,    Mar. 31,
                                            2001         2000         2000         2000
                                         ----------   ----------   ----------   ----------
Portfolio Loan Summary:

  Commercial loans:
     Commercial and industrial .......   $   78,034   $   79,544   $   80,987   $   84,851
     Commercial real estate mortgage .    1,127,591    1,052,748    1,006,339      870,509
                                         ----------   ----------   ----------   ----------
        Total commercial loans .......    1,205,625    1,132,292    1,087,326      955,360
  Residential real estate mortgages ..    1,818,102    1,964,394    1,971,412    1,836,453
  Installment loans:
     Consumer direct .................      458,928      459,359      438,748      390,192
     Consumer indirect ...............      148,976      215,631      240,875      353,544
                                         ----------   ----------   ----------   ----------
        Total installment loans ......      607,904      674,990      679,623      743,736
                                         ----------   ----------   ----------   ----------

        Total portfolio loans ........   $3,631,631   $3,771,676   $3,738,361   $3,535,549
                                         ==========   ==========   ==========   ==========


Non-performing loans:

  Commercial .........................   $    6,111   $    5,499   $    8,684   $    3,829
  Residential real estate mortgage ...       16,681       13,429       11,768       11,466
  Installment ........................        2,383        2,167        2,113        2,162
                                         ----------   ----------   ----------   ----------
     Total non-performing loans ......       25,175       21,095       22,565       17,457
  Other real estate owned ............        3,314        4,906        3,550        4,071
                                         ----------   ----------   ----------   ----------
     Total non-performing assets .....   $   28,489   $   26,001   $   26,115   $   21,528
                                         ==========   ==========   ==========   ==========

Allowance for Loan Losses (for the quarter):

Balance at beginning of period .......   $   28,450   $   28,379   $   28,370   $   27,128
  Loans charged off:
   Commercial ........................          903          617        1,015          161
   Residential real estate mortgage ..          114          149           76           42
   Installment - direct ..............          372          331          131          169
   Installment - indirect ............          600          868          728          729
                                         ----------   ----------   ----------   ----------
      Total charge-offs ..............        1,989        1,965        1,950        1,101
                                         ----------   ----------   ----------   ----------
  Recoveries:
   Commercial ........................           38          124          180          126
   Residential real estate mortgage ..           --           62           16           --
   Installment - direct ..............           94           86           96          120
   Installment - indirect ............          201           64           67           78
                                         ----------   ----------   ----------   ----------
     Total recoveries ................          333          336          359          324
                                         ----------   ----------   ----------   ----------
  Net charge-offs ....................        1,656        1,629        1,591          777
  Provision charged to expense .......        2,000        1,700        1,600        1,600
                                         ----------   ----------   ----------   ----------
Balance at end of period .............   $   28,794   $   28,450   $   28,379   $   27,951
                                         ==========   ==========   ==========   ==========

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